Exhibit 99.2

Reven Housing REIT Effects Reverse Stock Split

La Jolla, California, November 6, 2014 – Reven Housing REIT, Inc. ("Reven" or the "Company") (OTCQB: RVEN) today announced the effectiveness of a 1-for-20 reverse stock split of issued Reven common stock. Reven common stock will begin trading on a split-adjusted basis on the OTCQB market at the opening of trading tomorrow, November 7, 2014.

Chad M. Carpenter, Chairman and Chief Executive Officer of Reven, commented, “Reven continues to execute on our business plan. We are successfully closing additional acquisitions of single-family homes in our target markets, growing our portfolio. Effecting this reverse stock split is intended to allow for greater visibility amongst the national investment community and take us a step closer towards a possible listing on NASDAQ, a national exchange.”

The reverse stock split will affect all shares of the Company`s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company`s equity incentive plan. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of warrants outstanding immediately prior to the effectiveness of the reverse stock split, with a proportional increase in the exercise price. No fractional shares will be issued as a result of the reverse stock split. In lieu of issuing fractional shares, the Company will round up to one whole share of Common Stock in the event a stockholder would be entitled to receive a fractional share of Common Stock.

Additional information regarding the reverse stock split can be found in the Company’s definitive information statement filed with the Securities and Exchange Commission on March 10, 2014.

About Reven Housing REIT, Inc.

Reven Housing REIT is engaged in the acquisition, ownership and operation of portfolios of leased single-family homes in the United States. RVEN currently owns and operates SFR's in Florida, Georgia, Mississippi, Tennessee, Texas and intends to expand throughout the United States. Reven operates its portfolio properties as single-family rentals, or SFRs, and it generates most of its revenue from rental income of the existing tenants of the SFRs that Reven has acquired. Reven’s business plan involves acquiring portfolios of rented houses from investors who have bought them low, fixed and rented them; and generating current income from profits from rentals and appreciation of houses. Reven intends to take all necessary steps to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code, as amended. However, no assurance can be given that it will qualify or remain qualified as a REIT.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “potential” or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied, including the ability of the Company to qualify and operate as a REIT. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to qualify and operate as a REIT, may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on for the year ended December 31, 2013 filed with the SEC on March 25, 2014, and subsequently filed SEC reports, for further information.

For More Information, Contact:

Cole Carpenter

Reven Housing REIT, Inc.

7911 Hershel Ave., #201

La Jolla, California 92037

(858) 459-4000